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                                                                    EXHIBIT 99.4

                                 PROMISSORY NOTE

                                                               December 31, 2000

         FOR VALUE RECEIVED, Joseph Galli, Jr. ("Borrower") hereby promises to pay to the order of VerticalNet, Inc., a Pennsylvania corporation ("Lender" of "VerticalNet"), at 700 Dresher Road, Horsham, PA 19044, or at such other address as the holder of this Promissory Note ("Note") may specify in writing, the principal sum of Two Million Three Hundred Thirty Three Thousand Three Hundred Thirty Three Dollars and no cents ($2,333,333.00) plus interest in the manner and upon the terms and conditions set forth below.

1. Rate of Interest. The principal balance of this Note shall bear interest from the date hereof at a per annum rate equal to six and one-half percent (6.5%). Interest charged on this Note shall be computed on the basis of a 360 day year for actual days elapsed. In no event whatsoever shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the principal amount due hereunder exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever the fulfillment of any provision hereof involves exceeding the maximum rate of interest chargeable under applicable law, then, ipso facto, such obligation shall be reduced to an amount which would be payable upon utilization of such maximum rate of interest.

2. Maturity Dates. Principal amount of $2.0 million (the "First Loan") and interest on the principal amount of the First Loan shall be due and payable in full on June 30, 2001. Principal amount of $333,333 (the "Second Loan") and interest on the principal amount of the Second Loan shall be due and payable in full on June 1, 2002. Borrower shall have the right at any time to prepay the principal amount of the First Loan and/or the Second Loan, provided, however, that Borrower shall also prepay all interest accrued on such principal amount prepaid.

3. Change of Control. If a Change of Control occurs on or before the earlier of
(a) June 30, 2001, or (b) the payment in full by Borrower of the First Loan, then upon such Change of Control any outstanding principal and interest under this Note shall be cancelled and shall no longer be due and payable by Borrower to Lender. For purposes of this Note, "Change of Control" shall mean: (1) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of VerticalNet representing more than 50% of the voting power of the then outstanding securities of VerticalNet; or (2) the merger or consolidation of VerticalNet with another corporation where the shareholders of VerticalNet, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), or
(3) the sale or other disposition of all or substantially all of the assets of VerticalNet, or (4) a liquidation or dissolution of VerticalNet.

4. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" hereunder: (a) failure by Borrower to pay the principal and interest under this Note on or before any maturity date; or (b) an insolvency proceeding is commenced against Borrower.

5. Rights and Remedies. Upon an Event of Default, in addition to any other rights and remedies available to Lender at law or at equity, Lender may (but shall not be obligated to), at its sole and absolute discretion and without demand or notice to Borrower, which notice is hereby expressly

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waived, accelerate and declare immediately due and payable all outstanding principal and interest of this Note, whether or not otherwise due and payable.

6.       General Provisions.

         a. If this Note is not paid when due, Borrower further promises to pay all costs of collection, foreclosure fees, and reasonable attorneys' fees incurred by Lender, whether or not suit is filed hereon.

         b. Borrower hereby consents to any and all renewals, replacements, and/or extensions (none of which Lender is obligated to grant to Borrower) of time for payment of this Note before, at, or after maturity.

         c. Presentment for payment, demand, notice of dishonor, protest, and notice of protest are hereby expressly waived.

         d. Any waiver of any rights under this Note or under any other agreement, instrument, or paper signed by Borrower is neither valid nor effective unless made in writing and signed by the holder of this Note.

         e. No delay or omission on the part of the holder of this Note in exercising any right shall operate as a waiver thereof or of any other right.

         f. A waiver by the holder of this Note upon any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion.

         g. Should any one or more of the provisions of this Note be determined illegal or unenforceable, all other provisions shall nevertheless remain effective.

         h. This Note may not be changed, modified, amended, or terminated orally.

         i. This Note shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania, without reference to the principles of conflicts of laws thereof.

7.       Venue; Jurisdiction; Waiver of Trial by Jury

         THE UNDERSIGNED AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF MONTGOMERY, COMMONWEALTH OF PENNSYLVANIA OR, AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. THE UNDERSIGNED WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT THEY MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 6. THE UNDERSIGNED, TO THE EXTENT IT MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS NOTE, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT

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TO THIS NOTE OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW
EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. THE UNDERSIGNED, TO THE EXTENT IT MAY LEGALLY DO SO, HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT THE HOLDER OF THIS NOTE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE UNDERSIGNED TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         IN WITNESS WHEREOF, this Note has been executed and delivered on the date first set forth above.


                                         /s/ Joseph Galli, Jr.
                                         ---------------------------
                                         Joseph Galli, Jr.